UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 1, 2015, UPC Insurance, through its wholly-owned insurance subsidiaries United Property and Casualty Insurance Company and Family Security Insurance Company, entered into reinsurance agreements with several private reinsurers and with the Florida State Board of Administration (SBA), which administers the Florida Hurricane Catastrophe Fund (FHCF). These agreements provide coverage against severe weather events such as hurricanes, tropical storms and tornadoes in all states UPC operates except for the FHCF agreement which only provides coverage in Florida against storms that the National Hurricane Center designates as hurricanes.

Highlights of the coverage embedded in these contracts include:

•	More severity protection than in any prior year with an overall program exhaustion point of $1.27 billion and 1st event coverage of $1.18 billion or to the 1-in-190 year return period (AIRv15 LT)

•	Improved frequency protection with net retention of $25 million in Florida and $5 million in all other states for named windstorms ($3 million retention for all other perils in all states)

•	Portion of layers 1, 2 and 3 placed on a true multi-year basis - multiple limits over multiple years

•	Reduced FHCF participation to 45% and purchased FHCF replacement coverage in the private market at significant savings

•	Expanded reinsurer participants to 35 markets from 26 on the expiring program

•	Extended hours clause compared to previous years

•	Added Promissum Re, a newly-formed fully collateralized reinsurance facility dedicated exclusively to UPC Insurance, and which will share profits with UPC Insurance in a no-loss scenario

For the treaty year beginning June 1, 2015 and ended on May 31, 2016, UPC Insurance has obtained reinsurance protection of $1.25 billion, excess $25 million, providing sufficient protection for approximately a 1-in-100 year hurricane event and a second 1-in-50 year hurricane event as calculated using a blended model result predominately based on our licensed modeling software, AIR model version 15, using long-term event rates including demand surge. For a single first event hurricane or tropical storm, UPC Insurance will pay, or “retain”, 100% of losses up to $25 million in a Florida event and 100% of losses up to $5 million in an event outside of Florida. The catastrophe excess of loss reinsurance program provides 100% coverage for all losses in excess of $25 million up to $1.18 billion for a first event and $1.25 billion for any number of subsequent events until all limit is exhausted.

For the 2015 contract year, UPC Insurance has elected a 45% participation rate with the FHCF and purchased FHCF replacement coverage from private reinsurers for the remaining 45%. Of the $1.25 billion in excess of $25 million, we estimate the mandatory FHCF layer will provide approximately $284.1 million (45% of $631.2 million) of aggregate coverage for losses in excess of $230.4 million. The private market FHCF replacement coverage provides another $284.1 million in excess of $230.4 million layer for Florida only on a fully collateralized basis that also inures to the benefit of all other private reinsurance coverage.

In addition to the FHCF and FHCF replacement coverage, $585 million of aggregate catastrophe reinsurance coverage in excess of $25 million was acquired from 35 unaffiliated private reinsurers who either carry A.M. Best financial strength ratings of A- or higher, or have fully collateralized their maximum potential obligations in dedicated trusts for the benefit of UPC. Our 2015 agreements with these private reinsurers structure coverage into 6 layers, with a cascading feature such that all layers attach at $25 million. If the aggregate limit of the preceding layer is exhausted, the next layer drops down (cascades) in its place. Additionally, any unused layer protection drops down for subsequent events until exhausted ensuring there are no potential gaps in coverage up to the $1.18 billion first event program exhaustion point. The Company also secured up to $95 million of limit that can be utilized at our option for 2nd and subsequent events at an additional cost, but the Company is under no obligation to activate this layer.

UPC also purchased a $20 million per occurrence, excess of $5 million, underlying layer with $40 million of aggregate contract year limit. This coverage reduces our retention for named windstorms to $5 million subject to an overall annual aggregate limit of $40 million. For losses in Florida, this contract stipulates an annual aggregate deductible of $25 million, which effectively reduces our 2nd event retention in Florida to $140 million and 3rd and subsequent event retentions in Florida to $5 million subject to the overall $40 million of aggregate limit.

The total cost of the 2015-16 catastrophe reinsurance program is estimated to be $161.4 million.

This current report on Form 8-K contains forward-looking statements about our reinsurance program and related attachment point, total coverage and costs.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on FHCF's capacity to pay claims and related adjustment provisions in our agreements with the SBA and private reinsurers.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: May 27, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1
Florida Hurricane Catastrophe Fund Reimbursement Contract between United Property & Casualty Insurance Company and the State Board of Administration of Florida and including Addenda 1, effective June 1, 2015.

10.2
Property Catastrophe Excess of Loss Reinsurance Agreement between United Property & Casualty Insurance Company and Family Security Insurance Company and Various Reinsurance Companies, effective June 1, 2015.

10.3
Property Catastrophe Excess of Loss Reinsurance Agreement between United Property & Casualty Insurance Company and Family Security Insurance Company and Various Reinsurance Companies, effective June 1, 2015.

10.4	Florida Hurricane Catastrophe Fund Replacement Contract between United Property & Casualty Insurance Company and Various Reinsurance Companies, effective June 1, 2015.

10.5	Multi-Year 1 CAT Contract between United Property & Casualty Insurance Company and Family Security Insurance Company and Various Reinsurance Companies, effective June 1, 2015

10.6	Multi-Year 2 CAT Contract between United Property & Casualty Insurance Company and Various Reinsurance Companies, effective June 1, 2015

10.7
Optional Amendment to Change Prior Elections Made in the Reimbursement Contract or the Addenda to the Reimbursement Contract between United Property & Casualty Insurance Company and the State Board of Administration of Florida, effective June 1, 2015.

10.8
Underlying Property Catastrophe Excess of Loss Reinsurance Agreement between United Property & Casualty Insurance Company and Family Security Insurance Company and Various Reinsurance Companies, effective June 1, 2015.

99.1	2015-16 Catastrophe Reinsurance Program Structure, effective June 1, 2015.

99.2	Summary of Reinsurance Contracts in-force, effective June 1, 2015.